Exhibit 10.9

LEASE AMENDMENT #2

WINDSOR PERMIAN LLC

FASKEN MIDLAND, LLC., (hereinafter called “Lessor”) and WINDSOR PERMIAN LLC, (hereinafter called “Lessee”), for good and valuable consideration the receipt of which is hereby acknowledged, do hereby amend that certain Lease Agreement dated April 19, 2011 and Lease Amendment #1 dated June 6, 2011 covering approximately 3,075 square feet of Net Rentable Area located on Level Twelve (12) of One Fasken Center at 500 West Texas Avenue, Midland, Texas 79701, also known as Suite 1210, under the following terms and conditions:

1.	LEASED PREMISES. Effective August 1, 2011, the provisions of paragraph 1.5 are hereby deleted and the following substituted in lieu thereof:

Approximately 3,581 square feet of Net Rentable Area located on Levels Twelve (12) and Basement in the Building as more fully diagrammed on the floor plans of such premises attached hereto and made a part hereof as “Exhibit B—l” and “Exhibit B—2”, on the floors indicated thereon, together with a common area percentage factor determined by Lessor (the “Leased Premises”). Said Leased Premises is comprised of approximately 1,586 square feet of Net Rentable Area in the Original Leased Premises together with approximately 1,995 square feet of Net Rentable Area (the “Basement Expansion Space”). Said demised space represents approximately 0.849% of the Total Net Rentable Area, such Total Net Rentable Area of the Building being approximately 421,546 square feet.

Effective November 1, 2011, the provisions of paragraph 1.5 are hereby deleted and the following substituted in lieu thereof:

Approximately 5,070 square feet of Net Rentable Area located on Levels Twelve (12) and Basement in the Building as more fully diagrammed on the floor plans of such premises attached hereto and made a part hereof as “Exhibit B—l” and “Exhibit B—2”, on the floors indicated thereon, together with a common area percentage factor determined by Lessor (the “Leased Premises”). Said Leased Premises is comprised of approximately 1,586 square feet of Net Rentable Area in the Original Leased Premises together with approximately 1,995 square feet of Net Rentable Area (the “Basement Expansion Space”) and approximately 1,489 square feet of Net Rentable Area (the “Suite 1220 Expansion Space”). Said demised space represents approximately 1.203% of the Total Net Rentable Area, such Total Net Rentable Area of the Building being approximately 421,546 square feet.

2.	TERM. The Lease term for the Basement Expansion Space added by this amendment shall be on a month to month basis, commencing August 1, 2011 and automatically renewing on the first day of each month thereafter until Termination, as defined herein. The Lease term for the other space shall remain unchanged.

3.	RENT. Effective August 1, 2011, the Base Rent table set forth on Exhibit C of the Lease and Section 2 (Rent) of Amendment #1 and are hereby deleted and the attached Exhibit C—l shall be substituted in lieu thereof.

4.	TERMINATION. This Lease Amendment #2 may be terminated by either Lessor or Lessee, for any reason or no reason, on the last day of any calendar month by providing written notice to the other at least thirty (30) days prior to the last day of such month. If Lessor, in Lessor’s sole discretion, finds Lessee in default of this agreement or any of the building rules and regulations, Lessor may terminate this Lease Amendment #2 immediately upon the expiration of ten (10) days following a written notice to cure to Lessee if Lessee fails to cure the default; provided that Lessor shall not be able to terminate this Lease Amendment #2 should Lessee have commenced to cure such default within said ten (10) day period and thereafter proceeds with diligence to cure same.

5.	SUBJECT TO VACATING. Lessor’s duty to tender possession of the Basement Expansion Space added to the Leased Premises hereunder is subject to the current tenant vacating the Basement Expansion Space. Provided, however, that if the current tenant does not vacate the Basement Expansion Space within six (6) months from the proposed effective date hereof, Lessee shall have the right to terminate its obligation to lease the Basement Expansion Space by delivery of written notification to Lessor.

6.	FINISH OUT. Lessee accepts the Leased Premises in “as is” condition and no other finish out shall be required of Lessor. Any alterations to the Leased Premises shall be at Lessee’s sole expense and responsibility.

7.	RATIFICATION. Lessor and Lessee do hereby ratify and affirm all of the terms, conditions and covenants of the Lease Agreement, as amended herein.

Witness the execution hereby this the 5th day of August, 2011 but to be effective August 1, 2011.

LESSOR		LESSEE

FASKEN MIDLAND, LLC		WINDSOR PERMIAN, LLC

By:	JB Fund 1, LLC, Manager	By:	/s/ Travis D. Stice
By:	Its Managers	Name:	Travis D. Stice
	North Waterfront Corporation	Title:	President & COO

By:	/s/ Thomas E. Cooper
Thomas E. Cooper
Vice President

JB Financials, Inc.

By:	/s/ Thomas E. Cooper
Thomas E. Cooper
Vice President

LEASE AMENDMENT #2

WINDSOR PERMIAN LLC

EXHIBIT C – 1

Sq. Ft.	Original Leased Premises - Suite 1210 - 1,586 Sq. Ft.			Suite 1220 Expansion Space - 1,489 Sq. Ft.
Months	Annual Rate Per SF for Original Leased Premises	Annual Rent for Original Leased Premises	Monthly Rent for Original Leased Premises	Annual Rate Per SF for Suite 1220 Expansion Space	Annual Rent for Suite 1220 Expansion Space	Monthly Rent for Suite 1220 Expansion Space	Total Annual Rent for Suite 1210 and Suite 1220	Total Monthly Rent for Suite 1210 and Suite 1220	Additional Monthly Rent for Basement Expansion Space
8/1/11 until Termination of Amendment #2 for Basement Expansion Space									$2,826.25
08/01/11—10/31/11	$16.00	$25,376.00	$2,114.67				$25,376.00	$2,114.67
11/1/11—5/31/12	$16.00	$25,376.00	$2,114.67	$16.00	$23,824.00	$1,985.33	$49,200.00	$4,100.00
6/1/12—5/31/13	$16.75	$26,565.50	$2,213.79	$16.75	$24,940.75	$2,078.40	$51,506.25	$4,292.19
6/1/2013—5/31/14	$17.50	$27,755.00	$2,312.92	$17.50	$26,057.50	$2,171.46	$53,812.50	$4,484.38
06/01/14—05/31/15	$18.25	$28,944.50	$2,412.04	$18.25	$27,174.25	$2,264.52	$56,118.75	$4,676.56
06/01/15—05/31/16	$19.00	$30,134.00	$2,511.17	$19.00	$28,291.00	$2,357.58	$58,425.00	$4,868.75